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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Oglebay Norton Company Long-Term Incentive Plan of our report dated February 29, 1996, with respect to the consolidated financial statements of Oglebay Norton Company and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


Cleveland, Ohio
April 23, 1996